Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The acquisition by BIMI International Medical Inc. (the “Company”) of YUNNAN YUXI MINKANG HOSPITAL CO., LTD, WUZHOU QIANGSHEN HOSPITAL CO., LTD and SUZHOU EURASIA HOSPITAL CO., LTD (the Target Group), three companies organized under the laws of the People’s Republic of China (“China” or the “PRC”), closed on May 17, 2021, May 17, 2021 and May 21, 2021 respectively.

On April 9, 2021, the Company entered into a stock purchase agreement (the “Three Hospitals SPA”) to acquire the target group. Pursuant to the Three Hospitals SPA, the Company agreed to purchase all the issued and outstanding equity interests in Target Group (the “Target Group Shares”) for RMB 162,000,000 (approximately $24,827,927), to be paid by the issuance of 4,000,000 shares of the Common Stock of the Company and the payment of RMB 84,000,000 in cash.

The first payment of the Cash Consideration was RMB 20,000,000 (approximately $3,065,181). The second and third payment of the Cash Consideration of RMB 64,000,000 (approximately $9,808,579) is subject to post-closing adjustments based on the performance of the Target Group in 2021 and 2022. The sellers can choose to receive the second and third payments to be made in the form of the shares of BIMI, the number of the shares of Common Stock to be issued as payment shall be the result of the amount of the Second Payment or the Third Payment, as the case may be, divided by $3.00

The unaudited pro forma condensed combined balance sheet combines the Company’s and Target Group’s balance sheets as of December 31, 2020, giving pro forma effect to the above transaction as if it had occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations combines the Company’s and Target Group’s operations for the year ended December 31, 2020, giving effect to the transaction as described on a pro forma basis as if the transaction had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. These pro forma financial statements should be read in conjunction with the audited historical financial statements of the Company and the related financial statements for Target Group, which are included elsewhere in this current report on Form 8-K.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Target Group by the Company occurred on the indicated date, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

BIMI INTERNATIONAL MEDICAL, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2020

(UNAUDITED)

	BIMI
	International	Target			Combined
	Medical, Inc	Group	Adjustments		Pro Forma

ASSETS
CURRENT ASSETS
Cash	$135,309	$25,177	$-		$160,486
Accounts receivable, net	6,686,552	17,501	-		6,704,053
Advances to suppliers	2,693,325	-	-		2,693,325
Inventories	735,351	208,484	-		943,835
Prepayments and other receivables	14,880,526	26,967	-		14,907,493
Operating lease-right of use assets	53,425	-	-		53,425

Total current assets	25,184,488	278,129	-		25,462,617

NON-CURRENT ASSETS
Property, plant and equipment, net	910,208	717,694	-		1,627,902
Operating lease-right of use assets	-	2,235,093	-		2,235,093
Goodwill	6,914,232	-	25,640,857	(c)	32,555,089
Deferred tax assets	193,211	-	-		193,211

Total non-current assets	8,017,651	2,952,787	25,640,857		36,611,295

TOTAL ASSETS	$33,202,139	$3,230,916	$25,640,857		$62,073,912

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term bank borrowings	$904,228	$-	$-		$904,228
Long-term loans due within one year	34,201	-	--		34,201
Convertible promissory notes, net	3,328,447	-	-		3,328,447
Accounts payable, trade	5,852,050	137,411	-		5,989,461
Advances from customers	194,086	159,710	-		353,796
Amount due to related parties	226,514	484,829	-		711,343
Taxes payable	773,649	343,134	-		1,116,783
Other payables and accrued liabilities	4,228,976	501,054	3,065,181	(a)	7,795,211
Other loans from financial leasing		15			15
Lease liabilities-current	23,063	324,840			347,903

Total current liabilities	15,565,214	1,950,993	3,065,181		20,581,388

Long-term loans – noncurrent portion	720,997	-	-		720,997
Lease liabilities - non current	22,457	2,047,019	-		2,069,476

TOTAL LIABILITIES	16,308,668	3,998,012	3,065,181		23,371,861

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.001 par value, 50,000,000 shares authorized, 17,254,587 shares issued and outstanding as of December 31, 2020	13,254		7,270	(b)	20,524
Paid-in capital	-	577,501	(577,501	)(c)	-
Additional paid-in capital	26,344,920		21,801,310	(c)(a)	48,146,230
Statutory reserves	2,263,857				2,263,857
Accumulated deficit	(12,914,973)	(1,418,882)	1,418,882	(c)	(12,914,973)
Accumulated other comprehensive income (loss)	1,003,392	74,285	(74,285	)(c)	1,003,392
Total BIMI International Medical, Inc. equity	16,710,450	(767,096)	22,575,676		38,519,030

NON-CONTROLING INTERESTS	183,021	-	-		183,021

Total equity	16,893,471	(767,096)	22,575,676		38,702,051

Total liabilities and equity	$33,202,139	$3,230,916	$25,640,857		$62,073,912

Note (a)(c) To record the acquisition of the Target Group for the total consideration of approximately RMB162 million ($24.8 million), of which approximately RMB78 million ($12 million) was paid by the issuance of 4,000,000 shares of the Company’s Common Stock valued at $3,00 per share and RMB 20 million ($3.06 million) was paid in cash. The second and third payments of the Cash Consideration of RMB 64,000,000 (approximately $9,808,580) is subject to post-closing adjustments based on the performance of the Target Group in 2021 and 2022. The sellers can choose to receive the second and third payments to in the form of the shares of the Company valued at $3.00 per share.

See accompanying notes to the unaudited pro forma condensed combined financial statements

BIMI INTERNATIONAL MEDICAL, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

	BIMI
	International	Target				Combined
	Medical, Inc	Group	Adjustments			Pro Forma

REVENUES	$12,844,902	$6,347,444	$			$19,192,346

COST OF REVENUES	10,402,085	2,234,991				12,637,076

GROSS PROFIT	2,442,817	4,112,453		-		6,555,270

OPERATING EXPENSES:
Sales and marketing	783,134	1,963,271				2,746,405
General and administrative	5,471,964	849,898		-		6,321,862
Total operating expenses	6,255,098	2,813,169		-		9,068,267

INCOME (LOSS) FROM OPERATIONS	(3,812,281)	1,299,284		-		(2,512,997)

OTHER INCOME (EXPENSE)
Interest income	304	1,126		-		1,430
Interest expense	(84,913)	(119,298)		-		(204,211)
Exchange gains	547,114	-		-		547,114
Other income (expense)	(1,953)	(43,465)		-		(45,418)
Total other income (expense), net	460,552	(161,637)		-		298,915

INCOME (LOSS) BEFORE INCOME TAXES	(3,351,729)	1,137,647		-		(2,214,082)

PROVISION FOR INCOME TAXES	434,306	138,251				572,557

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(3,786,035)	999,396		-		(2,786,639)

DISCONTINUED OPERATIONS		-
Loss from operations of discontinued operations	1,908,110	-				1,908,110

NET LOSS	(1,877,925)	999,396		-		(878,529)
Less: net income (loss) attributable to non-controlling interest	119,158	-				119,158
NET LOSS ATTRIBITABLE TO BIMI INTERNATIONAL MEDICAL, INC.	$(1,997,083)	$999,396		$-		$(997,687)

COMPREHENSIVE INCOME (LOSS)
NET INCOME (LOSS)	$(1,877,925)	$999,396		$-		$(878,529)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(941,957)	(60,884)				(1,002,841)
TOTAL COMPREHENSIVE INCOME (LOSS)	$(2,819,882)	$938,512		$-		$(1,881,370)
Less: comprehensive income (loss) attributable to non-controlling interest	(17,113)	-				(17,113)
COMPREHENSIVE LOSS ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICAL INC.	$(2,802,769)	$938,512		$-		$(1,864,257)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING?						0
Basic and diluted	10,672,814	-		7,270,000	(b)	17,942,814
						0
LOSS PER SHARE						0
Continuing operations - basic and diluted	$(0.35)	$-		$-		$(0.16)
Discontinued operations - basic and diluted	$0.18	$-		$-		$0.11
Net loss - basic and diluted	$(0.18)	$-		$-		$(0.05)

See accompanying notes to the unaudited pro forma condensed combined financial statements

BIMI International Medical, Inc. and Subsidiaries

(formerly known as “NF Energy Saving Corporation”)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provision of ASC 805 on the basis of BIMI International Medical Inc. and subsidiaries (“the Company”) as the accounting acquirer of YUNNAN YUXI MINKANG HOSPITAL CO., LTD, WUZHOU QIANGSHEN HOSPITAL CO., LTD and SUZHOU EURASIA HOSPITAL CO., LTD (the Target Group). Under the acquisition method, the acquisition date fair value of the gross consideration paid by the Company to close the acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair value. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amount recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the acquisition are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. The Company believes that its assumptions and methodologies provided a reasonable basis for presenting all the significant effects of the acquisition contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet combines the Company’s and Target Group’s balance sheets as of December 31, 2020 as if the acquisition had occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations combines the Company’s and Target Group’s operations for the year ended December 31, 2020, presented as if the acquisition had been completed on January 1, 2020. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Company and Target Group after considering the effect of the adjustments described in these footnotes.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and Target Group operations. Further, actual results may be different from these unaudited pro forma combined financial statements. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Target Group.

2. Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of Target Group’s assets acquired and liabilities assumed as if the acquisition date was December 31, 2020 is presented below:

Calculation of consideration per the stock purchase agreement
Common shares issuance		$12,000,000
Share consideration-Estimated fair value		9,808,580
Cash consideration-Estimated fair value		3,065,181
Total consideration		$24,873,761

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$25,177
Accounts receivable	17,501
Inventories	208,484
Prepayments and other receivables	26,967
Property, plant and equipment, net	717,694
Operating lease-right of use assets	2,235,093
Accounts payable	(137,411)
Advances from customers	(159,710)
Amount due to related parties	(484,829)
Taxes payable	(343,134)
Other payables and accrued liabilities	(501,054)
Lease liabilities-current	(324,840)
Other loans from financial leasing	(15)
lease liabilities-non current	(2,047,019)
Total identifiable net assets		(767,096)
Goodwill		25,640,857
Net assets acquired		$24,873,761

Goodwill represents the excess of the purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of Target Group.

The Company has not completed the detailed valuation necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company based on the information currently available and are subject to change once additional analyses are completed. Furthermore, the cash portion of purchase price has not been paid yet and the final purchase price may be subject to the certain closing adjustment items pursuant to the Stock Purchase Agreement.

As the goodwill calculation above assumed full payment of the purchase price, the final amount recorded may differ materially from the information presented.

3. Proforma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposed only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The pro forma adjustments are comprised of the following elements:

(a)	Represents the unpaid cash consideration that is payable to former Target Group shareholders;

(b)	Reclassifies the share consideration that has not been issued to the former Target Group shareholders; and

(c)	Represents acquisition consideration allocated to assets acquired and liabilities assumed in the acquisition, and the allocation to goodwill, which was the amount that the purchase price exceeded the fair value of the identifiable net assets, and the elimination of the equity of the Target Group that the Company acquired.